Exhibit 99.1

For Immediate Release

Investor Contact:

MKR Group Inc.

Todd Kehrli or Jim Byers

(323) 468-2300

meet@mkr-group.com

MeetMe Announces Exercise in Full of Underwriters’ Over-Allotment Option

NEW HOPE, Pa., August 1, 2014 – MeetMe, Inc. (NASDAQ: MEET), the public market leader for social discovery, today announced that it has closed on the public offering of an additional 750,000 shares of its common stock at an offering price of $2.00 per share as a result of the exercise in full of the underwriters’ over-allotment option. The total gross proceeds of the offering, including the exercise in full of the over-allotment option, were $11,500,000 from the sale of a total of 5,750,000 common shares. MeetMe estimates the total net proceeds from the offering to be approximately $10.5 million after deducting underwriting discounts and estimated offering expenses. MeetMe intends to use the net proceeds from the proposed offering for general working capital purposes.

JMP Securities acted as the sole book-running manager and Northland Capital Markets and Janney Montgomery Scott LLC served as co-managers.

A final prospectus supplement and accompanying base prospectus relating to the offering has been filed with and declared effective by the SEC. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, California 94111, Attention: Prospectus Department, (415) 835-8985. The final prospectus supplement and accompanying prospectus is also available on the SEC's website at www.sec.gov.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 80 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. The company is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the proposed use of proceeds. All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2013 and the Preliminary Prospectus Supplement (Rule 424(b)(2)) as filed on July 22, 2014.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.